SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8 K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 April 18, 2002
                            ------------------------
                        (Date of earliest event reported)

                                TEREX CORPORATION
                    ----------------------------------------
             (Exact name of Registrant as specified in its charter)

        Delaware                    1-10702                  34-1531521
   ----------------            ----------------          ------------------
(State of Incorporation)     (Commission File No.)         (IRS Employer
                                                         Identification No.)

                500 Post Road East, Suite 320, Westport, CT 06880
                     ---------------------------------------
               (Address of principal executive offices) (zip code)

                                 (203) 222-7170
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              (Registrant's telephone number, including area code)

                                 Not Applicable
                 -----------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5. Other Events

     On April 18, 2002, Terex Corporation (the "Company") entered into an Underwriting Agreement (the "Underwriting Agreement") with Credit Suisse First Boston Corporation (the "Underwriter"), relating to the sale and issuance by the Company of 5,000,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), plus up to 750,000 additional shares which may be issued upon the exercise of an option granted to the Underwriter to cover over-allotments. A copy of the Underwriting Agreement is attached hereto as
Exhibit 1.1 and is hereby incorporated herein by reference. It is expected that the sale and issuance of the Common Stock contemplated by the Underwriting Agreement will be consummated on or about April 23, 2002.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

     1.1 Underwriting Agreement, dated as of April 18, 2002, between Terex Corporation and Credit Suisse First Boston Corporation.

     5.1 Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP regarding legality of shares of Common Stock.

     23.1 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included in its opinion filed as Exhibit 5.1 hereto).


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TEREX CORPORATION

                                         By:/s/ Eric I Cohen
                                            ---------------------
                                         Name:  Eric I Cohen
                                         Title: Senior Vice President



         Date: April 18, 2002


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                                  EXHIBIT INDEX



Exhibit
No.

     1.1 Underwriting Agreement, dated as of April 18, 2002, between Terex Corporation and Credit Suisse First Boston Corporation

     5.1 Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP regarding legality of shares of Common Stock.

     23.1 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included in its opinion filed as Exhibit 5.1 hereto).